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                                             EXHIBIT 10(k) Page 1 of 2

                      NORFOLK SOUTHERN CORPORATION

                         Directors' Pension Plan
                         -----------------------

I. Effective Date: June 1, 1982, as last amended January 23, 1996, -------------- to be effective June 1, 1996.

II.  Eligible       (1)  Each outside director of the Corporation
     Directors:          who has served (i) in such capacity or (ii) in
     ---------           such capacity and as a director of Norfolk and
                         Western Railway Company (NW) or Southern Railway
                         Company (SR), while not also serving as an officer of NW or SR, for a total of at least five years, and retires on or after June 1, 1982, but before June 1, 1996, either

                         (a)  at or after age 70, or

                         (b) because of sickness, disability or other inability to serve,

                         shall be eligible to receive a retirement benefit ("Retirement Benefit") under this Plan as described in Section III (1) below.

                    (2) For the purposes of this Plan, an "outside director" shall be defined as a director of the Corporation who is not also an officer of the Corporation.

III. Benefits:      (1)  Each Eligible Director who retires pursuant to
     --------            Section II(1)(a) above shall receive annually
                         for life a Retirement Benefit equal to the annual retainer in effect for outside directors at the time of retirement.

                    (2) Each Eligible Director who retires because of sickness, disability or other inability to serve shall receive annually for life a Retirement Benefit equal to a percentage of the annual retainer in effect for outside directors at the time of retirement, in accordance with the following schedule:

                         At least 5 but less than 6 years of service - 50% At least 6 but less than 7 years of service - 60% At least 7 but less than 8 years of service - 70% At least 8 but less than 9 years of service - 80% At least 9 but less than 10 years of service - 90%
                         10 or more years - 100%

NORFOLK SOUTHERN CORPORATION                 EXHIBIT 10(k) Page 2 of 2
Directors' Pension Plan
Effective June 1, 1996

                    (3) The Retirement Benefit under this Plan shall be payable quarterly on or about the last day of the last month of each calendar quarter commencing with the quarter in which the director retires, and shall terminate with the payment for the quarter in which the retired director shall die.

                    (4) Each Eligible Director may elect in writing at any time up to six months prior to retirement hereunder to receive a Retirement Benefit under this Plan in the form of a joint and survivor annuity payable as a reduced Retirement Benefit to the director during life and after death to the surviving spouse during life in an amount, at the option of the director, equal to 50% or 100% of the reduced Retirement Benefit payable to the director. A director electing this option shall have the Retirement Benefit actuarially reduced to reflect the cost of this protection.

IV.  Director       Each outside director of the Corporation serving on
     Serving on     June 1, 1996, shall have credited to an individual
     June 1, 1996:  memorandum account maintained pursuant to the Outside
     ------------   Directors' Deferred Stock Unit Program the present
                    value of his or her Retirement Benefit under the Plan as of May 31, 1996, calculated as if the director had retired on the expected retirement date and discounted to his or her present age using the PBGC plan termination rate of 4.5 percent, assuming the director did not elect a joint-and-survivor annuity and further assuming an annual pension benefit equal to the 1996 retainer of $32,000. The present value of each such director's Retirement Benefit will be converted into stock units and fractions thereof
                    (carried out to four decimal places) based on the mean of the high and low prices at which NS Common
                    Stock traded May 9, 1996, as reported in the Composite Transactions for such date by THE WALL
                    STREET JOURNAL. Thereafter, such outside director shall have no further benefit under this Plan.

V. Miscellaneous: This Plan may be amended or terminated by the Board ------------- of Directors of the Corporation.